Exhibit 99.1

TransAtlantic Petroleum Announces Agreement to Acquire Stream Oil & Gas Ltd.

For US$41.2 Million in Stock

Hamilton, Bermuda (September 2, 2014) – TransAtlantic Petroleum Ltd. (NYSE-MKT: TAT) (TSX: TNP) (the “Company” or “TransAtlantic”) today announced that it has entered into an arrangement agreement to acquire Stream Oil & Gas Ltd. (“Stream”) (TSX Venture: SKO) for US$41.2 million in common shares of TransAtlantic. The Boards of Directors of both companies have approved the transaction. The acquisition is expected to close in November 2014.

Stream is a publicly traded oil and gas company based in Calgary, Alberta. It owns 100% interests in three oil fields, one gas field and one exploration license in Albania, which encompass approximately 75,000 net acres. For the three months ended May 31, 2014, Stream had gross production of 1,522 BO per day and net production of 973 BO per day. As of November 30, 2013, Stream reported net proved reserves of 20.9 MMBOE under Canadian National Instrument 51-101 “Standards of Disclosure for Oil and Gas Activities”.

“We are adding a third source of production and cash flow growth to our company,” commented N. Malone Mitchell 3rd, Chairman and CEO of TransAtlantic. “This acquisition will provide us with geologic and geographic diversification. The properties contain three fractured carbonate reservoirs with exploitation potential similar to our Şelmo field in Turkey, with a large volume of known oil in place. We plan to analyze and streamline the oil field operations before implementing a growth plan with which we expect to predictably increase production.”

The agreement provides that TransAtlantic would acquire 100% of Stream’s 66,887,801 common shares for US$41.2 million of TransAtlantic common shares. On a per share basis, each common share of Stream would be exchanged for 0.05657 common shares of TransAtlantic, which values each common share of Stream at C$0.67 per share based on TransAtlantic’s 10-day volume weighted average price (“VWAP”) of US$10.89 as of market close on Friday, August 29, 2014. The C$0.67 per share value represents a 43% premium to Stream’s 10-day VWAP of C$0.47 as of market close on Friday, August 29, 2014. The agreement provides that C$0.57 per Stream common share, or 0.04812 common shares of TransAtlantic, would be issued at closing and an additional C$0.10 per Stream common share, or 0.00845 common shares of TransAtlantic, would be issued in the event that certain amendments to Stream’s Albanian license agreements are received within nine months of the closing date. The transaction is subject to the completion of due diligence by TransAtlantic to its sole satisfaction on or before September 26, 2014 and the receipt of corporate, government, regulatory and court approvals, among other customary closing conditions.

The acquisition will be implemented by way of a court-approved plan of arrangement under the Business Corporations Act (British Columbia). The issuance of the common shares of TransAtlantic in the acquisition will be exempt from registration under the U.S. Securities Act of 1933. The acquisition is conditioned upon, among other things, the affirmative vote of at least 66 2/3% of the Stream common shares that are voted at the shareholder meeting that will be held to consider the acquisition. Stream has agreed that it will not solicit or initiate discussions regarding any other business combination or sale of material assets. Stream has also granted TransAtlantic a right to match any competing unsolicited proposals. The arrangement agreement contains, among other things, a termination fee of US$2.5 million payable to TransAtlantic in certain circumstances, including if Stream accepts a superior proposal from a third party. Full details of the acquisition will be included in a management information circular to be mailed to Stream shareholders. Copies of the arrangement agreement and the management information circular will be available under Stream’s profile at www.sedar.com.

The Board of Directors of Stream has unanimously approved the acquisition and recommends that Stream shareholders vote in favor of the acquisition.

Troy Valuations Inc. delivered an opinion to Stream’s Board of Directors to the effect that the purchase price for the Stream shares is fair, from a financial point of view, to the Stream shareholders.

Certain of the directors and officers of Stream and certain other shareholders representing approximately 42.7% of Stream’s outstanding common shares, have entered into voting and support agreements pursuant to which they have agreed to vote their Stream shares in favor of the acquisition.

Stream Acquisition Conference Call

TransAtlantic has scheduled a conference call for Wednesday, September 3, 2014 at 7:30 a.m. Central (8:30 a.m. Eastern) to discuss the Stream acquisition.

Investors who would like to participate in the conference call should dial (877) 878-2762 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 97253578. A replay will be available through September 10, 2014 and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 97253578.

An enhanced webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the live webcast and replay, click on “Investors,” select “Events & Presentations,” and click on “Listen to webcast” under the event listing. The webcast requires iOS, Microsoft Windows Media Player or RealOne Player.

About TransAtlantic Petroleum Ltd.

TransAtlantic Petroleum Ltd. is an international oil and natural gas company engaged in the acquisition, exploration, development and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the timing of the closing of the transaction and the timing and receipt of applicable shareholder, court and third party approvals, the completion to its sole satisfaction of the Company’s due diligence investigation of Stream, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this news release, assumptions have been made regarding, among other things, the completion of the Company’s due diligence review, the timing of the closing of the acquisition and the receipt of applicable shareholder, court and third party approvals.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include the risks that the conditions to the acquisition will not be satisfied or the acquisition will not close on the terms expected.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Oil and gas reserves reported under NI 51-101 may not be equivalent to net proved reserves disclosed under regulations of the U.S. Securities and Exchange Commission.

Note on BOE

Barrels of oil equivalent, or BOE, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet (“MCF”) of natural gas to one barrel of oil. A BOE conversion ratio of 6 MCF to 1 barrel is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. BOE may be misleading, particularly if used in isolation.

Contact:

Taylor Beach

Director of Investor Relations

(214) 265-4746

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com

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